UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: 941-753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions (see General Instructions A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(cf) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 Other Events.

(a) Agreement with Protective Marketing Enterprise, Inc.

On May 5, 2006, we entered into a Sales Referral Agreement with Protective Marketing Enterprises, Inc. (“PME”) to qualify and refer prospective third-party clients, distribution partners or sales agents to us who desire to utilize our SIRE Network or sell, promote or use our stored value and phone card products or card-related programs. We pay a commission to PME for all programs referred to and sold by us. A copy of this agreement is attached hereto as Exhibit 8.1.1

(b) Press Releases.

On May 22, 2006, we issued a press release announcing the SIRE Network agreement with RBS Lynk (“RBS”). Our SIRE Network will serve as a loading point for RBS’s stored value card, CashLynk ®, a prepaid branded debit cards. This release also announced the processing agreement with RBS pursuant to which we will issue RBS cards on RBS’ platform to expand the penetration of our stored value and prepaid card programs. A copy of this press release is attached hereto as Exhibit 8.2.1.

On May 22, 2006 we released a second press release announcing its fiscal second quarter and six month results for the period ended March 31, 2006. A copy of this press release is attached hereto as Exhibit 8.2.2.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

By:	/s/ Clifford Wildes
Print:	Clifford Wildes
Title:	CEO, Treasurer and Director
Date:	May 24, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1.	Agreement with Protective Marketing Enterprises, Inc.
8.2.1.	Press Release issued May 22, 2006
8.2.2	Second Press Release issued May 22, 2006

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